Description:            PROSPECTUS SUPPLEMENT FILED PURSUANT TO RULE 424 (B) (3)

                                        Filed under Rule 424 (c) of Regulation C
                                                      SEC File Number: 333-14475

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 6, 1996)

                               4,836,340 SHARES OF
                             MTR GAMING GROUP, INC.
                                  COMMON STOCK

      The information in this Prospectus Supplement concerning the selling stockholders supplements the statements set forth under the caption "Selling Stockholders" in the Prospectus. Capitalized items used and not defined herein shall have the meaning given to them in the Prospectus.

                              SELLING STOCKHOLDERS

      The information set forth under the caption "Selling Stockholders" in the Prospectus is supplemented by adding an additional Selling Stockholder as follows:

                                                                 Number of Shares           Percentage of
                                                                 To be owned                Outstanding Shares to be
Selling                 Number of Shares      Number of          Beneficially after         owned Beneficially after
Stockholder             Beneficially owned    Shares Offered     Completion of Offering     Completion of Offering
-----------             ------------------    --------------     ----------------------     ----------------------
Fidelity Investments
Charitable Gift Fund           7,500              7,500                   0                           0

      In addition, (i) the number of shares beneficially owned and offered by Thomas M. Ryan, Brian Gonick, Stephanie Blau Kramer and Ronald J. Kramer TTEE FBO Ronald J. Kramer Keogh Plan DTD 12/18/1985 EMP. were transferred or resold prior to the date of this Prospectus Supplement, and (ii) 15,000 of the shares owned and offered by Jay Petschek and 20,000 of the shares owned and offered by Peter Graham were transferred or resold prior to the date of this Prospectus Supplement.

      The date of this Prospectus Supplement is February 1, 2002.